INVESTOR CONTACTS:

Todd Fromer / Garth Russell

KCSA Strategic Communications

(212) 896-1215 / (212) 896-1250

tfromer@kcsa.com / grussell@kcsa.com

4Kids Entertainment Reports 2010 Second Quarter Results

NEW YORK (August 16, 2010) – 4Kids Entertainment, Inc. (Pink Sheets: KIDE), the global children’s entertainment and merchandise licensing company, today announced financial results for the second quarter ended June 30, 2010.

Net revenues for the three months ended June 30, 2010 totaled $2.5 million, compared to $3.6 million for the same period in 2009. The Company’s net loss attributable to 4Kids Entertainment for the three months ended June 30, 2010 was $(6.5) million, or $(0.48) per diluted share, as compared to a net loss of $(13.8) million, or $(1.04) per diluted share, for the same period in 2009.

For the six months ended June 30, 2010, net revenues totaled $6.7 million, compared to $12.9 million for the same period in 2009. The Company’s net loss attributable to 4Kids Entertainment for the six months ended June 30, 2010 was $(9.9) million, or $(0.74) per diluted share, as compared to a net loss of $(15.8) million, or $(1.19) per diluted share, for the same period in 2009.

As of June 30, 2010, the Company had approximately $4.3 million in cash and $11.4 million in investment securities at their fair market value.

As the Company has previously announced, the Company is continuing to explore its strategic alternatives. The Special Committee of the Board of Directors consisting of our four independent directors is presently in discussions with several companies which may be looking to invest in 4Kids or acquire all or a portion of the Company’s business. There can be no assurance that any transaction will result from these discussions.

“4Kids had a difficult second quarter as revenue across our separate business segments came in below expectations,” said Alfred R. Kahn, Chairman and Chief Executive Officer of 4Kids Entertainment, Inc. “The Company, however, did benefit in the second quarter from various strategic cost cutting measures implemented over the past year. Our second quarter 2010 SG&A expenses were down by 27%, or $3.0 million, to $8.1 million, as compared to the second quarter of 2009. We will be immediately focusing on further reducing our cost structure to bring it in line with our revenue projections,” continued Kahn.

“At the end of the second quarter, we concluded our negotiations with The CW Network on a revised agreement which should be more favorable to the Company going forward. We have just started our advertising and promotion campaign for the rebranding of our five-hour Saturday morning block on The CW. We are calling it “Toonzai on CW 4Kids” to emphasize that our network is the destination where kids can see leading Japanese animated series. The “Toonzai” lineup will feature new episodes of Yu-Gi-Oh! 5D's and Dragon Ball Z Kai, as well as longtime favorites such as Sonic X, Dinosaur King and classic Yu-Gi-Oh!. Our TV ratings were up these past few weeks and we are hopeful that our ratings momentum will continue this fall," said Kahn.

“We also continue to work on growing our licensing operation, which historically has been our strongest business and has driven past performance for our other segments. We are hopeful that we can develop sufficient revenue streams from some of our new properties which will contribute meaningfully to our bottom line in the coming years,” concluded Kahn.

About 4Kids Entertainment, Inc.

With U.S. headquarters in New York City, regional offices for its trading card business in San Diego, California and international offices in London, 4Kids Entertainment, Inc. (Pink Sheets: KIDE) is a global organization devoted to the creation, development, production, broadcasting, distribution, licensing and manufacturing of children’s entertainment products.

Through its subsidiaries, 4Kids produces animated television series and films, distributes 4Kids’ produced or licensed animated television series for the domestic and international television and home video markets, licenses merchandising rights worldwide to 4Kids’ owned or represented properties, operates Websites to support 4Kids’ owned or represented properties, and produces and markets collectible trading card games. Additionally, the Company programs and sells the national advertising time in “TheCW4Kids” five-hour Saturday morning block on The CW television network.

Additional information is available on the www.4KidsEntertainment.com corporate Website and at the www.4Kids.tv game station site.

The information contained in this press release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company's control, including general economic conditions, consumer spending levels, competition from toy companies, motion picture studios and other licensing companies, the uncertainty of public response to the Company's properties and other factors could cause actual results to differ materially from the Company's expectations.

(Financial tables below)

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2010 and DECEMBER 31, 2009

(In thousands of dollars, except share data)

ASSETS:	June 30, 2010	December 31, 2009
Current assets:	(Unaudited)
Cash and cash equivalents	$4,295	$3,621
Accounts receivable – net	7,327	14,470
Inventories – net	153	1,273
Income taxes receivable	421	4,044
Prepaid expenses and other current assets	2,304	2,612
Total current assets	14,500	26,020

Property and equipment – net	2,214	2,898
Long term investments	11,402	14,180
Accounts receivable - noncurrent, net	101	153
Film and television costs – net	5,963	6,832
Other assets - net (includes related party amounts of $1,025 and $1,215, respectively)	6,115	6,570
Total assets	$40,295	$56,653

LIABILITIES AND EQUITY:
Current liabilities:
Due to licensors	$5,474	$6,578
Accounts payable and accrued expenses	8,022	12,304
Deferred revenue	1,752	2,279
Total current liabilities	15,248	21,161

Deferred rent	386	375
Total liabilities	15,634	21,536

Commitments and contingencies
4Kids Entertainment, Inc. shareholders’ equity
Preferred stock, $.01 par value – authorized 3,000,000 shares; none issued	—	—
Common stock, $.01 par value - authorized 40,000,000 shares; issued 15,652,845 and 15,411,099 shares; outstanding 13,528,958 and 13,352,053 shares in 2010 and 2009, respectively	157	154
Additional paid-in capital	68,699	66,991
Accumulated other comprehensive loss	(4,615)	(4,644)
Retained earnings	9,353	19,298
	73,594	81,799
Less cost of 2,123,887 and 2,059,046 treasury shares in 2010 and 2009, respectively	(36,488)	(36,434)
Total shareholders’ equity of 4Kids Entertainment, Inc.	37,106	45,365
Noncontrolling interests	(12,445)	(10,248)
Total equity	24,661	35,117
Total liabilities and equity	$40,295	$56,653

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

(In thousands of dollars, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net revenues:
Service revenue	$2,456	$3,782	$6,686	$12,677
Product revenue	50	(185)	57	252
Total net revenues	2,506	3,597	6,743	12,929

Costs and expenses:
Selling, general and administrative	8,104	11,067	15,201	23,098
Cost of sales of trading cards	1,016	762	1,380	1,264
Amortization of television and film costs	727	1,066	2,085	2,257
Total costs and expenses	9,847	12,895	18,666	26,619

Loss from operations	(7,341)	(9,298)	(11,923)	(13,690)

Interest income	88	346	193	747
Impairment of investment securities	(421)	(9)	(421)	(98)
Loss on sale of investment securities	—	(7,250)	—	(7,250)
Total other expense	(333)	(6,913)	(228)	(6,601)

Loss before income taxes	(7,674)	(16,211)	(12,151)	(20,291)

Benefit from income taxes	—	—	—	—

Net loss	(7,674)	(16,211)	(12,151)	(20,291)

Net loss attributable to noncontrolling interests	1,208	2,461	2,206	4,501

Net loss attributable to 4Kids Entertainment, Inc.	$(6,466)	$(13,750)	$(9,945)	$(15,790)

Per share amounts:

Basic loss per share attributable to 4Kids Entertainment, Inc. common shareholders	$(0.48)	$(1.04)	$(0.74)	$(1.19)

Diluted loss per share attributable to 4Kids Entertainment, Inc. common shareholders	$(0.48)	$(1.04)	$(0.74)	$(1.19)

Weighted average common shares
outstanding - basic	13,428,189	13,279,733	13,390,331	13,253,522

Weighted average common shares
outstanding - diluted	13,428,189	13,279,733	13,390,331	13,253,522

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